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                                                                     EXHIBIT 5.1



                                                              December 22, 1995



Bankers Trust New York Corporation,
  280 Park Avenue,
    New York, New York 10017

     Re:  Registration Statement on Form S-3
          ----------------------------------

Dear Sirs:

I am a Managing Director and Counsel of Bankers Trust Company ("Bankers") and as such, I have acted as counsel for Bankers Trust New York Corporation (the "Corporation") in the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), filed on the date hereof with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), to register shares of the Corporation's Series Preferred Stock (the "Series Preferred Stock") with an initial offering price of up to $1,000,000,000 and depositary shares (each, a "Depositary Share" and, collectively, the "Depositary Shares"), each representing an interest in a share of Series Preferred Stock. The Depositary Shares are issuable under a deposit agreement (the "Deposit Agreement") between the Corporation and a depositary to be designated by the Corporation (the "Depositary"). I am familiar with the actions taken in connection with the registration of the Series Preferred Stock and the Depositary Shares and have reviewed such corporate records, certificates and other documents, and such questions of law, as I have deemed necessary in connection with this opinion.

Based upon the foregoing, I am of the opinion that:

          (i)  The Corporation has been duly incorporated and is validly existing under the laws of the State of New York.
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Bankers Trust New York Corporation                                           -2-

          (ii) The shares of Series Preferred Stock have been duly and validly authorized and, when the Registration Statement becomes effective under the Act and when issued, executed and paid for as contemplated in the Registration Statement (including the Prospectus and the Prospectus Supplement relating to the shares of Series Preferred Stock), the shares of Series Preferred Stock will be validly issued, fully paid and nonassessable subject to Section 630 of the New York Business Corporation Law.

          (iii) The Depositary Shares have been duly authorized by the Corporation and, when the Registration Statement becomes effective under the Act, when the Deposit Agreement has been duly authorized, executed and delivered by the Depositary, and when the Depositary Shares have been duly executed, issued and paid for in accordance with the terms and provisions of the Deposit Agreement and as contemplated in the Registration Statement, the Depositary Shares will be validly issued, fully paid and nonassessable subject to Section 630 of the New York Business Corporation Law.


I hereby consent to the reference to me and to the use of my name under the caption "Validity of Offered Securities" in the Prospectus forming part of the Registration Statement. I do not admit in giving this consent that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


Very truly yours,

/s/Gordon S. Calder, Jr.

Gordon S. Calder, Jr.
Managing Director and
      Counsel
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                                                                             -3-

                                                               December 22, 1995


Bankers Trust New York Corporation
  280 Park Avenue
    New York, New York 10017

    Re:  Registration Statement on Form S-3
         ----------------------------------

Dear Sirs:

I am a Managing Director and Counsel of Bankers Trust Company ("Bankers") and as such, I have acted as counsel for Bankers Trust New York Corporation (the "Corporation") in the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), filed on the date hereof with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), to register shares of the Corporation's Common Stock (the "Common Stock") with an initial offering price of up to $1,000,000,000. I am familiar with the actions taken in connection with the registration of the Common Stock and have reviewed such corporate records, certificates and other documents, and such questions of law, as I have deemed necessary in connection with this option.

Based upon the foregoing, I am of the opinion that:

         (i) The Corporation has been duly incorporated and is validly existing under the laws of the State of New York.


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Bankers Trust New York Corporation                                      -4-

        (ii) The shares of Common Stock have been duly and validly authorized, and, when the Registration Statement becomes effective under the Act and when issued, executed and paid for as contemplated in the Registration Statement (including the Prospectus and the Prospectus Supplement relating to the shares of Common Stock), the shares of Series Preferred Stock will be validly issued, fully paid and nonassessable subject to Section 630 of the New York Business Corporation Law.

I hereby consent to the reference to me and to the use of my name under the caption "Validity of Offered Securities" in the Prospectus forming part of the Registration Statement. I do not admit in giving this consent that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/Gordon S. Calder, Jr.

Gordon S. Calder, Jr.
Managing Director and
     Counsel

                                                            December 22, 1995


Bankers Trust New York Corporation
280 Park Avenue
New York New York 10017

        Re: Registration Statement on Form S-3
            ----------------------------------

Dear Sirs:

I am a Managing Director and Counsel of Bankers Trust Company and as such I have acted as counsel for Bankers Trust New York Corporation (the "Corporation") in connection with the preparation of a Registration Statement on Form S-3 as filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). Pursuant to the Registration Statement, $1,000,000,000 aggregate principal amount (if indebtedness is issued at original issue discount, such higher principal amount as may be sold for an initial public offering price of up to $1,000,000,000) of the Corporation's senior and subordinated debentures (collectively the "Debt Securities") issuable under an Indenture dated as of November 1, 1991, as amended by the First Supplemental Indenture, dated as of September 1, 1993 (as so supplemented, the "Senior Indenture"), between the Corporation and The Chase Manhattan Bank (National Association), as Trustee, and an Indenture dated as of April 1, 1991, as amended by the First Supplemental Indenture, dated as of January 15, 1993 (as so supplemented, the "First Subordinated Indenture"), between the Corporation and Marine Midland Bank, as Trustee, or under an indenture (the "Second Subordinated Indenture," and together with the First Subordinated Indenture, the "Subordinated Indentures") between the Corporation and a trustee to be designated prior the issuance of Debt Securities thereunder (the Senior Indenture and the Subordinated Indentures collectively, the "Indentures"), are being registered for offering and sale as more fully described in the Registration Statement. I am familiar with the actions taken and to be taken in connection with the proposed issue and sale by the Corporation of the Debt Securities, including the preparation of and filing with the Securities and Exchange Commission of the Registration Statement with respect to the Debt Securities, the adoption by the Board of Directors of the Corporation of appropriate resolutions authorizing the issuance of the Debt
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                                                                        -6-

Securities and the execution and delivery of the Indentures and the underwriting agreement substantially in the form filed as exhibits to the Registration Statement, and I have reviewed such other corporate records, certificates and other documents and such question of law, as I have deemed necessary or appropriate in connection with this opinion.

Based upon the foregoing, I am of the opinion that the Corporation has been duly incorporated and is validly existing under the laws of the State of New York. Also based upon the foregoing, I am further of the opinion that the Senior Indenture and First Subordinated Indenture have been duly authorized, executed and delivered and constitute valid and legally binding agreements of the Corporation (except as (i) the validity and enforceability thereof may be limited by any bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application affecting creditors' rights and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability), and that the Second Subordinated Indenture has been duly authorized and when (i) in the case of the Debt Securities issued pursuant to the Second Subordinated Indenture, when the Second Subordinated Indenture has been duly executed and delivered, terms of the securities and of their issuance and sale have been duly authorized by corporate action and such Debt Securities have been duly executed, authenticated and delivered in accordance with the relevant Indentures and sold as described in the Registration Statement, including the Prospectus and Prospectus Supplement relating to such Debt Securities, such Debt Securities will be legal, valid and binding obligations of the Corporation (except as (i) the validity and enforceability thereof may be limited by any bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application affecting creditors' rights and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability) and entitled to the benefits of the relevant Indenture.


I hereby consent to the reference to me and to the use of my name under the caption "Validity of Offered Securities" in the Prospectus forming part of the Registration Statement. I do not admit in giving this consent that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


Very truly yours,

/s/Gordon S. Calder, Jr.

Gordon S. Calder, Jr.
Managing Director and Counsel